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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

L.L. Bradford & Company, LLC
Certified Public Accountants
2901 El Camino Avenue, Suite 105
Las Vegas, Nevada 89102
(702) 735-5030


May 3, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.

Washington, D.C. 20549

Re:     Multinet International Corporation, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on

Form S-8 of our report on Multinet International Corporation, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC